EXHIBIT 10.4.1

FIRST AMENDMENT TO
CREDIT AGREEMENT

This First Amendment to Credit Agreement is dated as of January 30, 2018, by and among DSW Inc., an Ohio corporation (the “Lead Borrower”), PNC Bank, National Association (“PNC Bank”) and the other Lenders party hereto, and PNC Bank, in its capacity as administrative agent for the Lenders (hereinafter referred to in such capacity as the “Administrative Agent”) (the “First Amendment”).
W I T N E S S E T H:
WHEREAS, the Lead Borrower, the Designated Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent entered into that certain Credit Agreement, dated as of August 25, 2017 (as may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”); and
WHEREAS, the Lead Borrower, on behalf of itself and the other Loan Parties, desires to amend certain provisions of the Credit Agreement and the Lenders and the Administrative Agent shall permit such amendments pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
1.All capitalized terms used herein which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement unless the context clearly indicates otherwise.
2.Section 7.2.4 of the Credit Agreement is hereby amended to (a) delete the reference to “and” at the end of clause (viii) thereof, (b) delete the reference to “above” in clause (ix) thereof and in its stead insert a reference to “above or below”, (c) delete the reference to “.” at the end of clause (ix) thereof and in its stead insert a reference to “;”, and (d) add the following new clauses (x) and (xi) to the end thereof, immediately following clause (ix):
(x)    (a) loans, advances and investments by DSW Canada TS Inc., a Canadian corporation (“DSW Canada”), in or to Town Shoes Limited, an Ontario corporation (“Town Shoes”), in an amount, measured at the time any such loan, advance or investment is made, which shall not exceed One Hundred Million and 00/100 Canadian Dollars (CAD $100,000,000.00) in the aggregate at any one time outstanding, and (b) loans, advances and investments by a Domestic Loan Party in or to DSW Canada, in an amount necessary to allow DSW Canada to acquire the remaining equity interests of Town Shoes in accordance with clause (iii) of Section 7.2.6 [Liquidations, Mergers, Consolidations, Acquisitions]; and
(xi)    loans, advances and investments by Foreign Subsidiaries in other Foreign Subsidiaries.
3.Effective as of the Closing Date, Schedule 7.2.4 of the Credit Agreement is hereby amended to delete the reference therein to “None”, and in its stead insert a reference to “Loans, advances and/or investments by the Lead Borrower or any of its Subsidiaries in any Subsidiary of the Lead Borrower or in Town Shoes Limited, an Ontario corporation, in each case existing on the date hereof”.
4.The provisions of Sections 2 and 3 of this First Amendment shall not become effective until the Administrative Agent has received the following items, each in form and substance acceptable to the Administrative Agent and its counsel:
(a)    this First Amendment, duly executed by the Lead Borrower, the Administrative Agent and the Required Lenders; and
(b)    such other documents as may be requested by the Administrative Agent, if any.
5.The Lead Borrower hereby reconfirms and reaffirms all representations and warranties made by the Lead Borrower and the other Loan Parties pursuant to the terms and conditions of the Credit Agreement and the other Loan Documents as of the date hereof (except to the extent any representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on such earlier date), except as such representations and warranties may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement..
6.The Lead Borrower hereby represents and warrants to the Lenders and the Administrative Agent that (i) it has the legal power and authority to execute and deliver this First Amendment, (ii) the officer of the Lead Borrower executing this First Amendment has been duly authorized to execute and deliver the same and bind the Lead Borrower with respect to the provisions hereof, (iii) the execution and delivery hereof by the Lead Borrower and the performance and observance by the Lead Borrower and the other Loan Parties of the provisions hereof and of the Credit Agreement and all documents executed or to be executed herewith or therewith, do not violate or conflict with (A) the organizational agreements of any Loan Party or (B) any Law applicable to such Loan Party or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Loan Party, in each case under clause (B) except as would not result in a Material Adverse Change, and (iv) this First Amendment and the documents executed or to be executed by any Loan Party in connection herewith or therewith constitute valid and binding obligations of such Loan Party in every respect, enforceable in accordance with their respective terms, except to the extent that enforceability of thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance or by general principles of equity.
7.The Lead Borrower represents and warrants that (i) no Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this First Amendment or the performance or observance of any provision hereof, and (ii) the schedules attached to and made a part of the Credit Agreement, are true and correct in all material respects as of the date hereof, except as such schedules may have heretofore been amended or modified in writing in accordance with the Credit Agreement.
8.Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.
9.The agreements contained in this First Amendment are limited to the specific agreements made herein. Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. This First Amendment amends the Credit Agreement and is not a novation thereof.
10.This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this First Amendment by e-mail or telecopy shall be effective as delivery of a manually executed counterpart of this First Amendment.
11.This First Amendment shall be deemed to be a contract under the Laws of the State of Ohio without regard to its conflict of laws principles. Each Loan Party hereby consents to the exclusive jurisdiction of the courts of the State of Ohio sitting in Franklin County, Ohio and of the United States District Court for the Southern District of Ohio, and any appellate court from any thereof, with respect to any suit arising out of or mentioning this First Amendment.
[INTENTIONALLY LEFT BLANK]

[Signature Page to First Amendment to Credit Agreement - DSW Inc.]
IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this First Amendment to be duly executed by their duly authorized officers the day and year first above written.
LEAD BORROWER:
DSW Inc., an Ohio corporation,
By: /s/ Jared A. Poff
Name: Jared A. Poff
Title: Senior Vice President, Chief Financial Officer
[Lender Signature Pages Follow]

[Signature Page to First Amendment to Credit Agreement - DSW Inc.]

ADMINISTRATIVE AGENT AND LENDERS:
PNC Bank, National Association, as a Lender and as Administrative Agent By: /s/ George M. Gevas Name: George M. Gevas Title: Senior Vice President

Wells Fargo Bank, National Association, as a Lender By: /s/ Ekta Patel Name: Ekta Patel Title: Director

Branch Banking and Trust Company, as a Lender By: /s/ Brian J. Blomeke Name: Brian J. Blomeke Title: Senior Vice President
Bank of America, N.A., as a Lender By: /s/ Gregg Bush Name: Gregg Bush Title: Senior Vice President
The Huntington National Bank, as a Lender By: /s/ Dan Swanson Name: Dan Swanson Title: Assistant Vice President
BMO Harris Bank, N.A., as a Lender By: /s/ Jennifer Wolter Name: Jennifer Wolter Title: VP